EXHIBIT 99.1

[LOGO] STURM, RUGER & COMPANY, INC.
       SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                                           FOR IMMEDIATE RELEASE

                STURM, RUGER & COMPANY, INC. REPORTS 2008 RESULTS
                      AND FILES ANNUAL REPORT ON FORM 10-K

      SOUTHPORT, CONNECTICUT, February 24, 2009 - Sturm, Ruger & Company, Inc. (NYSE-RGR) today filed its 2008 Annual Report on Form 10-K, which has been posted and is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/. The financial statements included in the 2008 Annual Report on Form 10-K are attached to this press release. However, investors are urged to read the complete Form 10-K to ensure that they have adequate information to make informed investment judgments.

      In 2008, the Company reported net sales of $181.4 million and earnings per share of $0.43, compared to net sales of $156.5 million and earnings per share of $0.46 in 2007. A detailed analysis of the operations and results of both periods is included in the MD&A section of the Form 10-K.

      Chief Executive Officer Michael O. Fifer made the following comments related to the 2008 results:

o Our firearm sales grew from $144 million in 2007 to $174 million in 2008 on the strength of new product shipments and overall robust firearms demand, particularly in the fourth quarter.

o Firearm orders received grew from $156 million in 2007 to $234 million in 2008. The order backlog at December 31, 2008 was $48 million, up from $18 million at December 31, 2007. Nonetheless, shipments in 2009 will be limited to units produced in 2009 as finished goods inventory was depleted during the fourth quarter of 2008.

o Firearms unit production increased 29% in 2008 compared to 2007. We expect production capacity to improve in 2009, although at a more modest pace than in 2008, as we continue to work on the transition from large-scale batch production to lean manufacturing, with an emphasis on setting up manufacturing cells that facilitate single-piece flow production and inventory pull systems.

o At December 31, 2008, our cash, cash equivalents and short-term investments totaled $28.2 million. Our pre-LIFO working capital of $90.6 million, less the LIFO reserve of $44.3 million, resulted in working capital of $46.3 million and a current ratio of 2.6 to 1.

o In 2008, the Company repurchased 1,535,000 shares of its common stock, representing 7.5% of the outstanding shares, in the open market at an average price of $6.57 per share. All of these purchases were made with cash held by the Company and no debt was incurred. Currently, a stock repurchase program of up to $4.7 million remains authorized by the Board of Directors, and the Company intends to file a plan under Rule 10b5-1 on March 9, 2009 covering the period through April 24, 2009. This plan may result in the repurchase of shares of common stock during that period.

o In December 2008, the Company renewed its unsecured $25 million revolving line of credit with a bank. This facility is renewable annually and now terminates on December 13, 2009. On December 31, 2008, the Company had a $1 million outstanding balance on the credit facility.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation's leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with plants located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Balance Sheets
(Dollars in thousands, except share data)

December 31,                                               2008          2007
-------------------------------------------------------------------------------

Assets

Current Assets
Cash and cash equivalents                               $   9,688     $   5,106
Short-term investments                                     18,558        30,504
Trade receivables, net                                     25,809        15,636

Gross inventories:                                         59,846        64,330
    Less LIFO reserve                                     (44,338)      (46,890)
    Less excess and obsolescence reserve                   (3,569)       (4,143)
-------------------------------------------------------------------------------
    Net inventories                                        11,939        13,297
-------------------------------------------------------------------------------

Deferred income taxes                                       6,400         5,878
Prepaid expenses and other current assets                   3,374         3,091
-------------------------------------------------------------------------------
Total Current Assets                                       75,768        73,512

Property, Plant, and Equipment                            125,026       126,496
     Less allowances for depreciation                     (98,807)     (104,418)
-------------------------------------------------------------------------------
     Net property, plant and equipment                     26,219        22,078
-------------------------------------------------------------------------------

Deferred income taxes                                       7,743         3,626
Other assets                                                3,030         2,666
-------------------------------------------------------------------------------
Total Assets                                            $ 112,760     $ 101,882
===============================================================================

STURM, RUGER & COMPANY, INC.

December 31,                                               2008          2007
-------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current Liabilities
Trade accounts payable and accrued expenses             $  10,235     $   8,102
Product liability                                           1,051         1,208
Employee compensation and benefits                          7,994         4,860
Workers' compensation                                       5,067         5,667
Income taxes payable                                        4,171           411
Line of credit                                              1,000            --
-------------------------------------------------------------------------------
Total Current Liabilities                                  29,518        20,248

Accrued pension liability                                  16,946         4,840
Product liability                                             693           725

Contingent liabilities (Note 6)                                --            --

Stockholders' Equity
Common stock, non-voting, par value $1:
    Authorized shares - 50,000; none issued
Common stock, par value $1:
    Authorized shares - 40,000,000
    2008-22,798,732 issued,
          19,047,323 outstanding
    2007-22,787,812 issued,
          20,571,817 outstanding                           22,799        22,788
Additional paid-in capital                                  2,442         1,836
Retained earnings                                          93,500        84,834
Less: Treasury stock - at cost
    2008 - 3,751,419 shares
    2007 - 2,215,995 shares                               (30,153)      (20,000)
Accumulated other comprehensive loss                      (22,985)      (13,389)
-------------------------------------------------------------------------------
Total Stockholders' Equity                                 65,603        76,069
-------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity              $ 112,760     $ 101,882
===============================================================================

STURM, RUGER & COMPANY, INC.

Statements of Income
(Dollars in thousands, except per share data)

Year ended December 31,                         2008         2007        2006
-------------------------------------------------------------------------------

Net firearms sales                           $ 174,416    $ 144,222   $ 139,110
Net castings sales                               7,067       12,263      28,510
-------------------------------------------------------------------------------
Total net sales                                181,483      156,485     167,620

Cost of products sold                          138,730      117,186     139,610

-------------------------------------------------------------------------------
Gross profit                                    42,753       39,299      28,010
-------------------------------------------------------------------------------

Operating Expenses:
    Selling                                     17,189       15,092      15,810
    General and administrative                  12,867       13,678      12,110
    Pension plan curtailment charges                --        1,143          --
    Other operating (income) expenses, net        (840)         271        (832)
-------------------------------------------------------------------------------
Total operating expenses                        29,216       30,184      27,088

-------------------------------------------------------------------------------
Operating income                                13,537        9,115         922
-------------------------------------------------------------------------------

Other income:
    Gain on sale of  real estate                    --        5,168          --
    Interest income                                405        2,368       1,062
    Other income (expense), net                     36            8        (141)
-------------------------------------------------------------------------------
Total other income, net                            441        7,544         921

-------------------------------------------------------------------------------
Income before income taxes                      13,978       16,659       1,843
-------------------------------------------------------------------------------

Income taxes                                     5,312        6,330         739

-------------------------------------------------------------------------------
Net income                                   $   8,666    $  10,329   $   1,104
===============================================================================

Basic and Diluted Earnings Per Share         $    0.43    $    0.46   $    0.04
===============================================================================

Cash Dividends Per Share                     $    0.00    $    0.00   $    0.00
===============================================================================

STURM, RUGER & COMPANY, INC.

Statements of Cash Flows
(Dollars in thousands)

Year ended December 31,                                                2008          2007          2006
---------------------------------------------------------------------------------------------------------
Operating Activities
     Net income                                                     $   8,666     $  10,329     $   1,104
     Adjustments to reconcile net income to cash
     provided by operating activities:
         Depreciation                                                   5,365         4,372         3,852
         Impairment of assets                                              --         2,264           494
         Pension plan curtailment charge                                   --         1,143            --
         Gain on sale of assets                                           (95)       (7,161)       (1,326)
         Deferred income taxes                                         (4,639)        2,473        (2,759)
         Changes in operating assets and liabilities:
              Trade receivables                                       (10,173)        2,371        (2,230)
              Inventories                                               1,358        11,109        24,320
              Trade accounts payable and other
                  Liabilities                                           5,134        (1,001)        3,023
              Product liability                                          (189)          192          (455)
              Prepaid expenses and other assets                         1,995        (6,128)        4,077
              Income taxes                                              3,760          (643)          119
---------------------------------------------------------------------------------------------------------
                  Cash provided by operating activities                11,182        19,320        30,219

Investing Activities
     Property, plant, and equipment additions                          (9,488)       (4,468)       (3,906)
     Purchases of short-term investments                              (45,363)      (51,328)     (114,585)
     Proceeds from sales or maturities of short-term investments       57,309        42,850       114,485
     Net proceeds from sale of assets                                      95        12,542         2,251
---------------------------------------------------------------------------------------------------------
         Cash provided by (used for) investing activities               2,553          (404)       (1,755)

Financing Activities
     Cashless exercise of stock options                                    --        (1,126)           --
     Repurchase of common stock                                       (10,153)      (20,000)      (25,205)
     Increase in line of credit                                         1,000            --            --
---------------------------------------------------------------------------------------------------------
                  Cash used for financing activities                   (9,153)      (21,126)      (25,205)
---------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and cash equivalents                        4,582        (2,210)        3,259
Cash and cash equivalents at beginning of year                          5,106         7,316         4,057
---------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                            $   9,688     $   5,106     $   7,316
=========================================================================================================